Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated McEwen Mining Inc. Equity Incentive Plan of our reports dated March 13, 2023, with respect to the consolidated financial statements of McEwen Mining Inc. and the effectiveness of internal control over financial reporting of McEwen Mining Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Toronto, Canada	/s/ Ernst & Young LLP
November 3, 2023	Chartered Professional Accountants Licensed Public Accountants